                                                                   EXHIBIT 10.32


                                  NEW CEI INC.
                      c/o Founders Management Services Inc.
                                711 Fifth Avenue
                               New York, NY 10022

                                                                   March 5, 2002

U.S. Plastic Lumber Corp.
Clean Earth, Inc.
2300 W Glades Road
Suite 440W
Boca Raton, FL 33431
Attention: Bruce C. Rosetto, Vice President and General Counsel


Dear Bruce:

                  This will confirm advice of New CEI Inc. ("Purchaser") that it has withdrawn its notice dated March 4, 2002 of termination of the Purchase Agreement, dated as of December 29, 2001 among the Purchaser, Clean Earth Inc. (the "Company") and U.S. Plastic Lumber Corp. (the "Shareholder") as amended by the Amendment to the Purchase Agreement dated February 12, 2002 (the "Termination Notice") based on the following:

                 (1) The acknowledgment of the Shareholder and the Company that the Termination Notice was delivered pursuant to and in compliance with Sections 8.1(k) and 9.1(b) and will not result in the liability of the Purchaser to the Shareholder or the Company.

                 (2) Additional information will be provided to the Purchaser by the Shareholder and the Company with respect to the due diligence concerns of the Purchaser as requested in writing from the Purchaser.

                  (3) The reference to March 31, 2002 in Section 9(d) of the Purchase Agreement is amended to April 21, 2002.

                  Purchaser agrees to cooperate with the Shareholder in its attempt to effect a sale of the Shares on substantially the same terms and conditions as set forth in the Purchase Agreement to the Purchaser or a third party (a "Purchase Agreement Sale") unless (i) the Purchaser in its sole and absolute discretion advises the Shareholder by written notice delivered to the Shareholder and the Company that it has determined not to proceed with the purchase or (ii) the Shareholder and the Company in their sole and absolute discretion advises the Purchaser by written notice delivered to the Purchaser that they have determined not to proceed with the sale. In either event, the Purchaser will have no liability to the Shareholder and the Company, and the Shareholder and the Company will have no liability to the Purchaser.

                  In the event the Purchase Agreement Sale is to be effected to a third party (the "Third Party"), such sale shall be subject to the acquisition of the outstanding shares of capital stock of the Purchaser by the Third Party or the execution and delivery of an agreement among the Purchaser, Shareholder, the Company and the Third Party providing for the Purchaser to assign to the Third Party and the Third Party to succeed to and assume all the rights and obligations, including indemnification, of the Purchaser under the Purchase Agreement, on terms and conditions set forth therein which are satisfactory to the Purchaser, including but not limited, the reimbursement of the Purchaser of all of its costs and expenses incurred in connection with the Purchase Agreement and the transactions contemplated thereby and the indemnification of the Purchaser for Damages as defined in the Purchase Agreement suffered by the Purchaser and each person who controls the Purchaser to the extent they would have been entitled to indemnification pursuant to Section 10.2(a) of the Purchase Agreement.

                  Please confirm your agreement with the foregoing by signing at the place indicated below and returning a copy of this letter.



                                             /s/ John D. White, Jr.
                                             ----------------------------------
                                                 John D. White, Jr., Secretary

Agreed and accepted:

U.S. Plastic Lumber Corp.


By: /s/ Bruce Rossetto
  --------------------------------
      Name: Bruce Rossetto
      Title: Executive Vice President
             and General Counsel/
             Secretary


Agreed and accepted:

Clean Earth, Inc.

By:
  --------------------------------
      Name:
      Title:






                                       2